   As filed with the Securities and Exchange Commission on October 29, 1998
                                                   Registration No. 333-________
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               IXYS CORPORATION
            (Exact name of registrant as specified in its charter)


            Delaware                                          770140882-5
  -------------------------------                         -------------------
  (State or other jurisdiction of                          (I.R.S. Employer
   incorporation or organization)                         Identification No.)


       3540 Bassett Street
     Santa Clara, California                                   95054-2704
     -----------------------                                   ----------
      (Address of Principal                                    (Zip Code)
        Executive Offices)


     Paradigm Technology, Inc. Amended and Restated 1994 Stock Option Plan
      IXYS Corporation Amended and Restated 1989 Common Stock Option Plan
--------------------------------------------------------------------------------
                           (Full title of the plans)

           NATHAN ZOMMER                                  Copy to:
President and Chief Executive Officer               JAMES R. JONES, ESQ.
          IXYS Corporation                           Cooley Godward LLP
        3540 Bassett Street                          3000 El Camino Real
 Santa Clara, California 95054-2704            Palo Alto, California 94306-2155
           (408) 982-0700                                (650) 843-5000
-------------------------------------          --------------------------------
    (Name, address and telephone                  (Counsel to the Registrant)
     number, including area code,
        of agent for service)

-------------------------------------------------------------------------------------------------
                                            Proposed              Proposed
 Title of Securities    Amount To Be     Maximum Offering    Maximum Aggregate      Amount of
   To Be Registered     Registered(1)   Price Per Share(2)   Offering Price(2)   Registration Fee
-------------------------------------------------------------------------------------------------
Common Stock            389,914 shares  $3.50-$5.19            $1,829,304            $508.55
-------------------------------------------------------------------------------------------------

(1) Consists of (i) 115,000 shares that are being registered pursuant to the Paradigm Technology, Inc. Amended and Restated 1994 Stock Option Plan; and
    (ii) 274,914 shares that are being registered pursuant to the IXYS Corporation 1989 Common Stock Option Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are based on (a) the weighted average exercise price for options granted pursuant to the Registrant's Amended and Restated 1989 Common Stock Option Plan and (b) the average of the high and low prices of Registrant's common stock as reported on the Nasdaq SmallCap Market on October 23, 1998.

                                 ------------

The Registration Statement shall become effective upon filing in accordance with
            Rule 462 under the Securities Act of 1933, as amended.

-------------------------------------------------------------------------------

                                    PART I
                                    ------

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
             ----------------------------------------------------


Item 1.  Plan Information.*
------   ----------------


Item 2.  Registrant Information and Employee Plan Annual Information.*
------   -----------------------------------------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.



                                    PART II
                                    -------

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------


Item 3.  Incorporation of Certain Documents by Reference.
------   -----------------------------------------------

         The following documents filed by Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

          (1) Registrant's Annual Report on From 10-K for the fiscal year ended December 31, 1997, which contains or otherwise incorporates by reference to the 1997 Report to Stockholders or the 1997 Proxy Statement, among other things, financial statements of Registrant for the fiscal year ended December 31, 1997 together with the report thereon from PricewaterhouseCoopers LLP, independent accountants, as amended.

          (2) Registrant's Quarterly Report on Form 10-Q for the period ended March 29, 1998, as amended, and June 30, 1998.

          (3) Registrant's Current Report on Form 8-K, as filed with the Commission on March 10, 1998, May 5, 1998, August 10, 1998, August 19, 1998, August 27, 1998, September 8, 1998, September 14, 1998, and
     October 8, 1998.

          (4) Registrant's Registration Statement on Form S-4, as filed with the Commission on June 16, 1998, as amended.

          (5) The information with regard to the Registrant's capital stock contained in Amendment No. 1 to the Registration Statement on Form 8-A, as filed with the Commission.

     In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities.
------   -------------------------

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

         Not applicable.


Item 6.  Indemnification of Directors and Officers.
------   -----------------------------------------

         Section 145 ("Section 145") of the Delaware General Corporation Law ("DGCL") provides generally and in pertinent part that a Delaware corporation may indemnify its directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding (except actions by or in the right of the corporation), if, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal suit or proceeding, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors, officers, employees and agents against expenses actually and reasonably incurred by them if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have bene adjudged to be liable to the corporation, absent a determination by a court that such indemnity is proper. Section 145 further permits a Delaware corporation to grant its directors, officers, employees and agents additional rights of indemnification through bylaw provisions and otherwise.

         Section 145 further permits a Delaware corporation to purchase and maintain insurance on behalf of any persons who are or were directors, officers, employees or agents of the corporation, or are ore were serving at the request of the corporation as directors, officers, employees or agents of the corporation, or are or were serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify them against such liability under the other provisions of Section 145.

         Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit.

         The Restated Certificate of Incorporation of the Registrant provides for the indemnification of its directors and officers to the fullest extent provided by the DGCL.

         In addition, Article VII of the Registrant's Restated Certificate of Incorporation provides, in part, as follows:

         "To the fullest extent permitted by the Delaware General Corporation law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware

         General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."


Item 7.  Exemption from Registration Claimed.
------   -----------------------------------

         Not applicable.


Item 8.  Exhibits.
------   --------

         See Index to Exhibits.


Item 9.  Undertakings.
------   ------------

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on October 29, 1998.

                                IXYS CORPORATION, INC.


                                By /s/ Nathan Zommer
                                   --------------------------------------
                                               Nathan Zommer
                                   President and Chief Executive Officer


                                By  /s/ Arnold Agbayani
                                    -------------------------------------
                                               Arnold Agbayani
                                          Chief Financial Officer




                               POWER OF ATTORNEY
                               -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nathan Zommer and Arnold Agbayani and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


     Signature                         Title                          Date
     ---------                         -----                          ----

/s/ Nathan Zommer              President and Chief Executive      October 28, 1998
-----------------------        Officer (Principal Executive
    Nathan Zommer               Officer) and Director


/s/ Arnold Agbayani          Chief Financial Officer (Principal   October 28, 1998
-----------------------      Financial and Accounting Officer)
    Arnold Agbayani                    and Director

/s/ James L. Kochman                    Director                  October 21, 1998
-----------------------
    James L. Kochman

                                        Director                  October __, 1998
-----------------------
      Rolf Karg


                               INDEX TO EXHIBITS
                               -----------------


     Exhibit
      Number                        Exhibit
     -------                        -------

       4.1 1994 Stock Option Plan (amended and restated effective April 8, 1998).(1)

       4.2 1989 Common Stock Option Plan (amended and restated effective January 22, 1991).

       5.1         Opinion regarding legality of securities to be offered.

      23.1         Consent of Independent Accountants.

      23.2         Consent of Pillsbury Madison & Sutro LLP (included in
                   Exhibit 5.1).

      24.1         Power of Attorney (see page 6).


(1) Filed as an Annex to the Joint Proxy Statement/Prospectus forming part of the Registration Statement on Form S-4 (No. 333-57003) filed by the Registrant with the Commission on June 16, 1998, and incorporated by reference herein.